UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2023

GULFPORT ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-19514	86-3684669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

713 Market Drive Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 252-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered	Trading Symbol
Common stock, par value $0.0001 per share	The New York Stock Exchange	GPOR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

Explanatory note: Gulfport Energy Corporation (“Gulfport” or the “Company”) presents in this Item 2.02 certain information for the three and twelve months ended December 31, 2022, regarding its fourth quarter and full year 2022 production and related pricing. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

During December 2022, the Company’s operations were impacted by Winter Storm Elliott, which led to abnormally cold temperatures across both Oklahoma and Ohio. The severe weather conditions led to production downtime, primarily related to capacity constraints on our midstream and downstream pipeline systems, which negatively impacted fourth quarter production and related pricing. Gulfport estimates its fourth quarter 2022 production was negatively impacted by approximately 2%, or 20,000 thousand cubic feet of natural gas equivalent per day (“Mcfe/day”). The Company successfully restored the affected production across all its operating areas and expects the weather-related downtime to be confined to the fourth quarter.

The following table summarizes production and related pricing for the quarter and year ended December 31, 2022:

	(Unaudited)
	Three Months Ended December 31, 2022	Year Ended December 31, 2022
Production
Natural gas (Mcf/day)	934,763	883,195
Oil and condensate (Bbl/day)	4,959	4,412
NGL (Bbl/day)	14,520	12,281
Total (Mcfe/day)	1,051,637	983,354
Average Prices
Natural Gas:
Average price without the impact of derivatives ($/Mcf)	$5.45	$6.20
Impact from settled derivatives ($/Mcf)	(2.88)	(3.11)
Average price, including settled derivatives ($/Mcf)	$2.57	$3.09
Oil and condensate:
Average price without the impact of derivatives ($/Bbl)	$79.27	$91.58
Impact from settled derivatives ($/Bbl)	(16.89)	(24.32)
Average price, including settled derivatives ($/Bbl)	$62.38	$67.26
NGL:
Average price without the impact of derivatives ($/Bbl)	$30.85	$41.26
Impact from settled derivatives ($/Bbl)	0.92	(2.80)
Average price, including settled derivatives ($/Bbl)	$31.77	$38.46
Total:
Average price without the impact of derivatives ($/Mcfe)	$5.64	$6.49
Impact from settled derivatives ($/Mcfe)	(2.63)	(2.94)
Average price, including settled derivatives ($/Mcfe)	$3.01	$3.55

Item 8.01. Other Events.

As part of its Chapter 11 Cases and restructuring efforts, the Company filed motions to reject certain firm transportation agreements between the Company and affiliates of Rover Pipeline LLC (“Rover”).

On February 7, 2023, Gulfport finalized a settlement agreement with Rover. Pursuant to the settlement agreement, Gulfport and Rover agreed that the firm transportation contracts between Gulfport and Rover would be rejected. Once approved by the Bankruptcy Court (the "Bankruptcy Court Order), Rover will: (a) receive an allowed $85.9 million Class 4A General Unsecured Claim (the “Rover Unsecured Claim”), with an initial $18.3 million distribution payable by the liquidating trust within five days, (b) receive an administrative claim of $1.0 million payable by Gulfport within five days, and (c) draw the full amount of its credit assurance. Once Gulfport pays the $1 million administrative claim, Gulfport will have no further obligations to Rover; the Rover Unsecured Claim will receive distributions under the Plan payable from the liquidating trust, not Gulfport. The Bankruptcy Court Order will also provide that a further interim distribution will be payable by the liquidating trust within 5 days, and accordingly, Gulfport expects to receive an additional $17.7 million distribution for its previously disclosed claims against TC Energy Corporation as part of such interim distribution. The timing and amount of any future distributions to Gulfport are not certain, and the total amount received will be impacted by the liquidating trust’s distributions and resolution of other remaining bankruptcy claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2023	Gulfport Energy Corporation

	By:	/s/ Patrick K. Craine
	Name:	Patrick K. Craine
	Title:	Chief Legal and Administrative Officer and Corporate Secretary

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